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                                                                     EXHIBIT 4.6



                                  SCHEDULE I

     AMENDMENT NO. 1 TO WARRANT AGREEMENT DATED DECEMBER 31, 1996 BETWEEN
                       DEEPTECH INTERNATIONAL INC. AND
                           THE LENDERS LISTED BELOW

         Pursuant to Item 601(a) of Regulation S-K, an Amendment No. 1 to Warrant Agreement dated December 31, 1996 between DeepTech International Inc. and each Lender listed below have been omitted because each of such agreements are substantially identical in all material respects except as to the items scheduled below.




LENDER

Donald A. Sanders

John Drury

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                      AMENDMENT NO. 1 TO WARRANT AGREEMENT

                 This Amendment No. 1 (the "Amendment") to that certain Warrant Agreement dated as of February 16, 1996 (the "Agreement") between DEEPTECH INTERNATIONAL INC., a Delaware corporation (the "Company"), and
_____________________ (the "Lender"), is entered into as of the 31st day of December, 1996 (the "Amendment"), between the Company and the Lender.

                             W I T N E S S E T H :

         WHEREAS, the Company and the Lender are parties to the Agreement;

         WHEREAS, the Lender is the registered owner of 100% of the Warrants;

         WHEREAS, in order to induce the Lender to exercise a portion of the Warrants, Lender agreed to extend the Expiration Date under the Agreement;

         NOW, THEREFORE, in consideration of the premises herein contained the parties hereto agree as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined.

         2. Amendment to Section 1 of the Agreement. Section 1 of the Agreement is hereby amended by deleting "July 15, 1997" at the end of the definition of "Expiration Date" and replacing it with "July 15, 1998, or as otherwise defined in a Warrant Certificate."

         3. No Other Amendments. Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms, without any waiver, amendment or modification to any provision thereof.

         4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         6. Headings. The headings used in this Amendment are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Amendment.

         7. Entire Agreement. This Amendment and the Agreement, and the other agreements and certificates executed pursuant hereto and thereto, if any, constitute the entire agreement and supersede all prior (oral or written) or oral contemporaneous proposals or agreements, all previous negotiations and all other communications or understandings between the parties hereto and thereto with respect to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                   DEEPTECH INTERNATIONAL INC.


                                   By:
                                      -------------------------------
                                   Name:
                                        -----------------------------
                                   Title:
                                         ----------------------------

                                   [LENDER]


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